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                                                                     Exhibit 5.1


                       [GREENBERG TRAURIG, LLP LETTERHEAD]


Raymond A. Lee
Tel. 714.708.6511
Fax  701.708.6501
LeeR@gtlaw.com


January 31, 2005

Board of Directors
Acacia Research Corporation.
500 Newport Center Drive
7th Floor
Newport Beach, CA  92660

Re: Acacia Research Corporation Registration Statement on Form S-3 to be Filed with the Securities and Exchange Commission on February 1, 2005


Gentlemen:


This opinion is furnished to you in connection with the above-referenced registration statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), for the registration and resale of up to 3,938,832 shares of Acacia Research-Acacia Technologies common stock (the "Securities") of Acacia Research Corporation, a Delaware corporation (the "Registrant") on behalf of the selling shareholders (the "Selling Shareholders") as described in the Registration Statement.


We have acted as counsel for the Registrant in connection with the Registration Statement. For purposes of this opinion, we have assumed, without independent verification or investigation, that each instrument has been duly and validly authorized, executed, and delivered by each of the parties thereto, the genuineness of all of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the authentic originals of all documents submitted to us as copies. In rendering the opinions included herein, we have relied upon the factual representations and warranties made by the Registrant and the Selling Shareholders.


Moreover, our representation of the Company is necessarily limited to such matters referred to us from time to time by representatives of the Company. Accordingly, we do not have and you should not infer from our representation of the Company in this particular instance that we have any knowledge of the Company's affairs or transactions other than as expressly set forth in this opinion letter.


We express no opinion as to any jurisdiction other than federal securities laws and the Delaware General Corporation Law (including, to the extent applicable, Delaware statutory and constitutional provisions and reported case law).




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Board of Directors
January 31, 2005
Page 2


Based on the foregoing, and subject to the qualifications and assumptions stated herein, we are of the opinion that:


     1. The Securities are validly issued, fully paid and non-assessable, and will remain so upon resale under the Registration Statement in accordance with the Act and the rules and regulations promulgated thereunder.


     2. Provided that the Registration Statement is declared effective and remains in effect, and that the provisions of the Act and the rules and regulations promulgated thereunder, including the prospectus delivery requirement, are complied with by the Selling Shareholders and their respective brokers, the restrictive legends on the Securities may be removed in accordance with Rule 415 under the Act.


The opinions contained in this opinion letter merely constitute expressions of my reasoned professional judgment regarding the matters of law addressed herein and neither are intended nor should they be construed as a prediction or guarantee that any court or other public or governmental authority will reach any particular result or conclusion as to the matters of law addressed herein.


This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith.


The opinions expressed herein are written as of and relate solely to the date hereof and are rendered exclusively for your benefit in connection with the Registration. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.


We hereby consent to use this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act, or the Rules and Regulations of the SEC thereunder.


It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.


Sincerely,


/s/ GREENBERG TRAURIG


Greenberg Traurig, LLP